[NORDSTROM LOGO]

1501 Fifth Avenue, Seattle, WA 98101-1603

March 31, 1997

DEAR SHAREHOLDERS:

On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Shareholders on Tuesday, May 20, 1997, at 11:00 a.m., Pacific Daylight Time, in the Grand Ballroom, Sheraton Seattle Hotel & Towers, 1400 Sixth Avenue, Seattle, Washington.

In addition to the matters described in the Notice of Annual Meeting and Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed Proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent your Proxy.

I hope you will be able to join us and we look forward to seeing you in Seattle.

Sincerely yours,

[JOHN WHITACRE SIGNATURE]
John J. Whitacre
Chairman of the Board of Directors

NORDSTROM, INC.
1501 FIFTH AVENUE
SEATTLE, WA
98101-1603

NOTICE OF ANNUAL
MEETING OF
SHAREHOLDERS
                      To the Shareholders of
                      Nordstrom, Inc.:

                      The Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 20, 1997, at 11:00 a.m., Pacific Daylight Time, in the Grand Ballroom, Sheraton Seattle Hotel & Towers, 1400 Sixth Avenue, Seattle, Washington for the following purposes:

                      1. To elect 12 directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

                      2. To consider and vote upon a proposal to approve the Nordstrom, Inc. 1997 Stock Option Plan;

                      3.  To ratify the appointment of auditors; and

                      4. To transact such other business as may properly come before the meeting and any adjournment thereof.

                      Holders of shares of Common Stock of record at the close of business on March 20, 1997 are entitled to notice of, and to vote at, the meeting.

                      Shareholders are cordially invited to attend the meeting in person.

                      By order of the Board of Directors,

                      [KAREN E. PURPUR SIGNATURE]
                      Karen E. Purpur
                      Secretary

                      Seattle, Washington
                      March 31, 1997

                        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT

APPROXIMATE
MAILING DATE:
MARCH 31, 1997
                      This Proxy Statement is furnished to the Shareholders of Nordstrom, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on May 20, 1997 and any adjournment thereof. If the enclosed Proxy is executed and returned, it will be voted in accordance with the instructions given, but may be revoked at any time insofar as it has not been exercised by notifying the Secretary of the Company in writing (such notification to be directed to the Company's offices at 1501 Fifth Ave., Seattle, WA 98101-1603). Each Proxy will be voted for Proposals 1, 2 and 3 and may be voted on such other matters as may properly come before the meeting if no contrary instruction is indicated in the Proxy.

                      There were 78,557,335 shares of Common Stock, the only security of the Company entitled to vote at the meeting, outstanding at March 20, 1997, the record date for the Annual Meeting of Shareholders. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on March 20, 1997. Under Washington law and the Company's Articles of Incorporation, a quorum consisting of a majority of the shares eligible to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. For election of directors, the nominees elected will be those receiving the greatest number of votes cast by the shares entitled to vote, up to the number of directors to be elected. Any action other than a vote for a nominee will have the effect of voting against the nominee. The Nordstrom, Inc. 1997 Stock Option Plan will be approved and the appointment of auditors will be ratified if the votes cast in favor of the respective action exceed the votes cast against it. Abstentions and nonvotes by brokers will have no effect since such actions do not represent votes cast by Shareholders.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
                      The following table sets forth as of March 20, 1997 the number of shares of Common Stock held by each person known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, the directors and nominees, the executive officers named in the Summary Compensation Table on page 8, and all directors and executive officers of the Company as a group:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                 Amount and
                                                  Nature of
                                                 Beneficial           Percent of
Name of Beneficial Owner                          Ownership             Class
--------------------------------------------------------------------------------
PHILIP M. CONDIT                                     680                 *
D. WAYNE GITTINGER                             5,254,583(a)(b)          6.59%
  1420 Fifth Avenue, Suite 4100
  Seattle, Washington 98101
ENRIQUE HERNANDEZ, JR.                                 0                 *
RAYMOND A. JOHNSON                                62,214                 *
CHARLES A. LYNCH                                   4,039(c)              *
ANN D. MCLAUGHLIN                                  2,039                 *
JOHN A. MCMILLAN                               1,212,046(a)(d)          1.52%
BRUCE A. NORDSTROM                             5,480,449(a)(e)          6.88%
  1501 Fifth Avenue
  Seattle, Washington 98101
ELMER AND KATHARINE NORDSTROM FAMILY
INTERESTS, L.P.                                6,238,276(f)             7.83%
  c/o 1501 Fifth Avenue
  Seattle, Washington 98101
JOHN N. NORDSTROM                              2,037,972(a)(g)          2.56%
ALFRED E. OSBORNE, JR.                             2,889(h)              *
WILLIAM D. RUCKELSHAUS                             7,039                 *
ELIZABETH CROWNHART VAUGHAN                        2,492                 *
JOHN J. WHITACRE                                  33,462(i)              *
JAMMIE BAUGH                                      21,384(j)              *
GAIL A. COTTLE                                    19,396(k)              *
JOHN A. GOESLING                                  79,317(l)              *
JACK F. IRVING                                    52,543(m)              *
Directors and executive officers as a
group
(23 persons)                                   17,941,911(n)           22.52%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* Does not exceed 1% of the Company's outstanding Common Stock.
(a) Does not include 80,000 shares held by a corporation in which the director or his spouse owns a one-eighth beneficial interest.

(b) Includes 3,477,404 shares held by his wife individually, 268 shares held by her as a participant in the Company's 401(k) Plan, 388,800 shares held by a trust of which she is a trustee and beneficiary, and 1,375,380 shares held by a trust of which she is the beneficiary. Does not include 103,448 shares held by trusts of which he is a trustee.
(c) Includes 3,000 shares held by a family trust of which he is a trustee and beneficiary.
(d) Includes 1,025,097 shares held by his wife individually and 54,000 shares held by a trust of which his wife is the beneficiary.
(e) Includes 29,194 shares held by his wife individually and 2,117,640 shares held by trusts of which he is a trustee and beneficiary. Does not include 1,759,482 shares held by trusts of which he is co-trustee.
(f) The general partners of this partnership are Katharine J. Nordstrom, the Elmer Nordstrom Trust (John N. Nordstrom, trustee), the James F. Nordstrom Interests, L.P., and the John N. Nordstrom Interests, L.P. The general partners of the James F. Nordstrom Interests, L.P. are Sally A. Nordstrom, the Estate of James F. Nordstrom (Sally A. Nordstrom, personal representative), J. Daniel Nordstrom and William E. Nordstrom, and the general partners of the John N. Nordstrom Interests, L.P. are John N. Nordstrom, Sally B. Nordstrom and James A. Nordstrom. Each of these entities and individuals are deemed to beneficially own the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P. Each of the general partners disclaims beneficial ownership of the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P. that exceed the greater of their proportionate interest in their respective partnership's profits or capital account.
(g) Includes 80,805 shares held by his wife, 1,003 shares held by a trust of which he is the trustee and 1,390,000 shares held by the John N. Nordstrom Interests, L.P. of which he is a general partner. Mr. Nordstrom disclaims beneficial ownership of the shares held by the John N. Nordstrom Interests, L.P. that exceed the greater of his proportionate interest in the partnership's profits or capital account. Does not include any of the shares held by the Elmer and Katharine Nordstrom Family Interests, L.P.
(h) Includes 300 shares held by his wife and 200 shares held by a corporation of which he is the sole shareholder.
(i) Includes 28,814 shares which may be acquired under the 1987 Stock Option Plan and 2,648 shares held by him as a participant in the Company's 401(k) Plan.
(j) Includes 18,443 shares which may be acquired under the 1987 Stock Option Plan and 1,889 shares held by her as a participant in the Company's 401(k) Plan.
(k) Represents shares which may be acquired under the 1987 Stock Option Plan.
(l)  Includes 39,123 shares which may be acquired under the 1987 Stock Option
Plan.
(m) Includes 35,921 shares which may be acquired under the 1987 Stock Option
Plan.
(n) Includes the 6,238,276 shares held by the Elmer and Katharine Nordstrom Family Interests, L.P.

The directors and executive officers shown in the table disclaim beneficial interest in any shares held solely as custodian or trustee, and all shares held by their spouses and immediate family members.

PROPOSAL 1:
ELECTION OF DIRECTORS
                      Twelve directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders and until a successor has been duly elected and qualified. Unless otherwise instructed by the Shareholder, the persons named in the enclosed Proxy intend to vote for the election of the persons listed in this Proxy Statement. Except for Mr. Hernandez, all of the nominees are currently directors of the Company. If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the Proxy may be voted for a person to be selected by the Board of Directors of the Company.

                      NOMINEES

                      Information related to the director nominees is set forth below:

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                          Principal Occupation and Business            Director
Name and Age              Experience for Past Five Years                Since
-------------------------------------------------------------------------------
PHILIP M. CONDIT          Chairman and CEO of The Boeing Company, a       1994
  Age 55(a)                 Washington based aerospace product
                            manufacturer (formerly President of the
                            Boeing Company; Executive Vice President
                            of Boeing Commercial Airplane Group)
D. WAYNE GITTINGER        Partner in the law firm of Lane Powell          1971
  Age 64(b)(c)              Spears Lubersky LLP
ENRIQUE HERNANDEZ, JR.    President and CEO of Inter-Con Security          N/A
  Age 41(d)                 Systems, Inc., a California based
                            worldwide security and facility support
                            services provider; co-founder and
                            principal partner, Interspan
                            Communications, a television
                            broadcasting company serving Spanish
                            speaking audiences
CHARLES A. LYNCH          Chairman of Fresh Choice, Inc., a               1985
  Age 69(e)                 California based restaurant chain
                            (formerly Chairman of Market Value
                            Partners Company)
ANN D. MCLAUGHLIN         Chairman of the Aspen Institute, a              1992
  Age 55(f)                 Colorado based non- profit, non-partisan
                            organization whose goal is to enhance,
                            through debate, the effectiveness of the
                            leaders of the country's democratic
                            institutions (formerly Vice Chairman of
                            the Aspen Institute; President of the
                            Federal City Council; President and CEO
                            of New American Schools Development
                            Corporation; Visiting Fellow of the
                            Urban Institute)
JOHN A. MCMILLAN          Retired (formerly Co-Chairman of the Board      1966
  Age 65(c)(g)              of Directors of the Company)
BRUCE A. NORDSTROM        Retired (formerly Co-Chairman of the Board      1966
  Age 63(c)                 of Directors of the Company)
JOHN N. NORDSTROM         Retired (formerly Co-Chairman of the Board      1966
  Age 59(c)                 of Directors of the Company)
ALFRED E. OSBORNE, JR.    Director of the Harold Price Center for         1987
  Age 52(h)                 Entrepreneurial Studies and Associate
                            Professor of Business Economics, The
                            Anderson School at UCLA
WILLIAM D. RUCKELSHAUS    A Principal in Madrona Investment Group,        1985
  Age 64(i)                 L.L.C., a Washington based private
                            investment firm (formerly Chairman and
                            CEO of Browning-Ferris Industries, Inc.)
ELIZABETH CROWNHART       President of Salar Enterprises, Ltd., an        1977
  VAUGHAN                   Oregon based Company engaged in the
  Age 68                    production of historical materials
JOHN J. WHITACRE          Chairman of the Board of Directors of the       1995
  Age 44(j)                 Company (formerly Co-Chairman of the
                            Board of Directors of the Company;
                            Co-President of the Company)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(a) Mr. Condit is also a director of The Boeing Company and Fluke Corporation.
(b) Mr. Gittinger is a partner in the law firm of Lane Powell Spears Lubersky LLP, which rendered legal services to the Company during the past fiscal year.
(c) Bruce A. Nordstrom is a brother-in-law of D. Wayne Gittinger and a cousin of John N. Nordstrom. John A. McMillan is a cousin of all three by marriage.
(d) Mr. Hernandez is also a director of California Healthcare Foundation, Great Western Financial Corporation, ICSS Holding Corp. and McDonald's Corporation.
(e) Mr. Lynch is also a director of Fresh Choice, Inc., Pacific Mutual Life Insurance Company, PST Vans, Inc. and SRI International.
(f) Mrs. McLaughlin, a former U.S. Secretary of Labor, is also a director of AMR Corporation, Donna Karan International, Fannie Mae, General Motors Corporation, Harman International Industries, Inc., Host Marriott Corporation, Kellogg Company, Potomac Electric Power Company, Sedgwick Group plc, Union Camp Corporation and Vulcan Materials Company.
(g) Mr. McMillan is also a director of Fleming Companies, Inc. and the Follett Company.
(h) Dr. Osborne is also a director of Greyhound Lines, Inc., SEDA Specialty Packaging Corporation, The Times Mirror Company and United States Filter Corporation, and is also a trustee of the Sierra Trust Funds and an independent general partner of Technology Funding Venture Partners V.
(i) Mr. Ruckelshaus is also a director of Browning-Ferris Industries, Inc. (chairman of the board), Cummins Engine Company, Gargoyles, Inc., Monsanto Company and Weyerhaeuser Company. The was also a director of the Company from 1978 to 1983.
(j) Mr. Whitacre is also a director of Nordstrom Credit, Inc., the Company's wholly-owned finance subsidiary.

The Board of Directors recommends a vote for each of the nominees listed in the table.

BOARD OF DIRECTORS
AND COMMITTEES
                      The Board of Directors maintains an Audit Committee, a Compensation and Stock Option Committee and a Committee on Organization and Director Affairs. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the past year, there were four meetings of the Board of Directors, four meetings of the Audit Committee, five meetings of the Compensation and Stock Option Committee and four meetings of the Committee on Organization and Director Affairs.

                      Current members of the Audit Committee are William D. Ruckelshaus, Chair, Philip M. Condit, Charles A. Lynch, Ann D. McLaughlin, Alfred E. Osborne, Jr. and Elizabeth Crownhart Vaughan. The Audit Committee is responsible for recommending the Company's independent auditors, and reviewing the scope, costs and results of the audit engagement.

                      Current members of the Compensation and Stock Option Committee are Elizabeth Crownhart Vaughan, Chair, D. Wayne Gittinger, Ann D. McLaughlin, Alfred E. Osborne, Jr. and William D. Ruckelshaus. The Compensation and Stock Option Committee is responsible for determining the overall compensation levels of certain of the Company's executive officers and administering the Company's stock option plans.

                      Current members of the Committee on Organization and Director Affairs are D. Wayne Gittinger, Chair, Charles A. Lynch, Ann D. McLaughlin and Elizabeth Crownhart Vaughan. The Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Committee will consider recommendations by Shareholders for vacancies on the Board. Suggestions may be submitted to the Secretary of the Company.

COMPENSATION OF
EXECUTIVE OFFICERS IN
THE YEAR ENDED
JANUARY 31, 1997
                      SUMMARY COMPENSATION TABLE

                      The following table summarizes compensation paid or accrued by the Company for services rendered by the Chairman, the former Co-Chairman and four Executive Vice Presidents for the periods indicated:

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

                                       Annual Compensation                 Long-Term Compensation
--------------------------------------------------------------------------------------------------
                                                                             Number
Name and Principal        Fiscal                            Other Annual   of Stock      All Other
Position                  Year(a)       Salary      Bonus  Compensation(b)   Options Compensation(c)
--------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON             1996   $350,000         $0        $49,503      2,233        $41,110
FORMER CO-CHAIRMAN             1995   $344,167         $0           $620      5,651        $11,397
                               1994   $315,000   $315,000           $658      4,495        $11,432
--------------------------------------------------------------------------------------------------
JOHN J. WHITACRE               1996   $350,000         $0        $20,769      5,024        $48,093
CHAIRMAN OF THE BOARD OF       1995   $344,167         $0         $1,648      5,651        $10,998
DIRECTORS                      1994   $315,000   $315,000           $759      4,495        $12,830
--------------------------------------------------------------------------------------------------
JAMMIE BAUGH                   1996   $242,000         $0           $823      3,473         $9,947
                               1995   $239,667         $0           $207      3,907        $10,540
EXECUTIVE VICE PRESIDENT       1994   $225,883   $208,222           $341      3,253        $12,435
--------------------------------------------------------------------------------------------------
GAIL A. COTTLE                 1996   $216,667    $20,000            $59      3,221         $9,344
                               1995   $203,500    $20,000        $20,413      3,309        $46,407
EXECUTIVE VICE PRESIDENT       1994   $194,167   $221,000           $312      2,796        $12,463
--------------------------------------------------------------------------------------------------
JOHN A. GOESLING               1996   $325,000         $0           $127      4,665        $11,055
EXECUTIVE VICE PRESIDENT       1995   $322,083         $0        $20,354      5,264        $50,715
AND TREASURER                  1994   $307,500   $307,500           $754      4,388        $13,109
--------------------------------------------------------------------------------------------------
JACK F. IRVING                 1996   $297,000   $106,122           $600      4,263         $6,837
                               1995   $290,000    $44,793        $20,634      4,795        $45,406
EXECUTIVE VICE PRESIDENT       1994   $255,000   $136,394           $308      3,638        $11,237
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(a) The fiscal year of the Company ends January 31. Fiscal years indicated end January 31 of the following year.
(b) Other Annual Compensation for fiscal year 1996 includes tax reimbursements.
(c) All Other Compensation for fiscal year 1996 includes the following:

     Profit Sharing Plan benefit: Mr. Whitacre: $4,949; Ms. Baugh: $4,956; Ms.
     Cottle: $4,972; Mr. Goesling: $4,946; Mr. Irving: $4,982.

     401(k) Plan benefit: Mr. Whitacre: $3,895; Ms. Baugh: $4,500; Ms. Cottle:
     $3,602; Mr. Goesling: $4,053.

     Premiums on excess life insurance: Mr. Johnson: $2,910; Mr. Whitacre: $885; Ms. Baugh: $491; Ms. Cottle: $770; Mr. Goesling: $2,056; Mr. Irving:
     $1,855.

     Automobile Allowance: Mr. Johnson: $38,200; Mr. Whitacre: $38,364.

                      OPTION GRANTS IN LAST FISCAL YEAR

                      The following table sets forth information concerning option grants during fiscal year 1996 to the named executive officers:


------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                                                       Potential Realizable
                                                            Percent                                      Value at Assumed
                                                           of Total                                   Annual Rates of Stock
                                                            Options                                   Price Appreciation for
                                              Number     Granted to  Exercise or                           Option Terms
                                          of Options   Employees in   Base Price                      ----------------------
Name                                      Granted(a)    Fiscal Year    Per Share   Expiration Date           5%          10%
----------------------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                             2,233          0.60%      $51.375  May 21, 2006          $72,147     $182,835
----------------------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                               2,233          0.60%      $51.375  May 21, 2006          $72,147     $182,835
                                               2,791          0.75%      $41.125  Nov 19, 2006          $72,184     $182,930
----------------------------------------------------------------------------------------------------------------------------
JAMMIE BAUGH                                   1,544          0.41%      $51.375  May 21, 2006          $49,886     $126,420
                                               1,929          0.52%      $41.125  Nov. 19, 2006         $49,890     $126,432
----------------------------------------------------------------------------------------------------------------------------
GAIL A. COTTLE                                 1,308          0.35%      $51.375  May 21, 2006          $42,261     $107,097
                                               1,913          0.51%      $41.125  Nov. 19, 2006         $49,476     $125,383
----------------------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                               2,074          0.56%      $51.375  May 21, 2006          $67,010     $169,816
                                               2,591          0.70%      $41.125  Nov. 19, 2006         $67,012     $169,821
----------------------------------------------------------------------------------------------------------------------------
JACK F. IRVING                                 1,895          0.51%      $51.375  May 21, 2006          $61,226     $155,160
                                               2,368          0.64%      $41.125  Nov. 19, 2006         $61,244     $155,205
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(a) Options are granted at the fair market value of the Company's Common Stock on the date of grant. Absent contrary action by the Compensation and Stock Option Committee at the time of grant, options vest and become exercisable during employment with the Company ratably each year over a four-year period from the date of grant. To the extent not already exercisable, options generally become exercisable upon a sale of the Company or substantially all of its assets. During the last fiscal year, the Company granted options to officers and other key employees on May 21, 1996 and on November 19, 1996.

                      OPTION EXERCISES AND YEAR END VALUE TABLE

                      The following table sets forth information concerning option exercises and the value of options held during fiscal year 1996 by the named executive officers:

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                                                                          Dollar Value of
                                                           Number of Unexercised     Unexercised, in-the-Money
                                 Number of                    Options Held at             Options held at
                                    Shares       Dollar       January 31, 1997          January 31, 1997(a)
                               Acquired on        Value  --------------------------  --------------------------
Name                              Exercise  Realized(a)  Exercisable  Unexercisable  Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------
RAYMOND A. JOHNSON                   8,996     $210,148       25,890              0      $75,865             $0
---------------------------------------------------------------------------------------------------------------
JOHN J. WHITACRE                         0           $0       26,044         13,083     $107,184         $9,085
---------------------------------------------------------------------------------------------------------------
JAMMIE BAUGH                         5,009      $86,424       16,487          9,157      $81,324         $6,514
---------------------------------------------------------------------------------------------------------------
GAIL A. COTTLE                       7,744     $206,972       17,725          8,071      $69,488         $5,603
---------------------------------------------------------------------------------------------------------------
JOHN A. GOESLING                     3,302      $65,002       36,528         12,354     $228,156         $8,931
---------------------------------------------------------------------------------------------------------------
JACK F. IRVING                       4,250      $80,750       37,135         10,911     $264,266         $7,119
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

(a) Dollar value is based on the market value of the Company's Common Stock on the date of exercise or at January 31, 1997, as the case may be, minus the exercise price.

                      PENSION PLAN TABLE

                      The following table sets forth information concerning estimated annual benefits payable to each of the named executive officers upon their retirement based upon indicated years of service (without reduction for any Profit Sharing Retirement Plan benefits):

------------------------------------------------------------------------
------------------------------------------------------------------------
                                    Years of Service(b)
   Average Annual  -----------------------------------------------------
  Compensation(a)     15         20         25         30         35
------------------------------------------------------------------------

     125,000       $  45,000  $  60,000  $  75,000  $  75,000  $  75,000
     150,000       $  54,000  $  72,000  $  90,000  $  90,000  $  90,000
     175,000       $  63,000  $  84,000  $ 105,000  $ 105,000  $ 105,000
     200,000       $  72,000  $  96,000  $ 120,000  $ 120,000  $ 120,000
     225,000       $  81,000  $ 108,000  $ 135,000  $ 135,000  $ 135,000
     250,000       $  90,000  $ 120,000  $ 150,000  $ 150,000  $ 150,000
     300,000       $ 108,000  $ 144,000  $ 180,000  $ 180,000  $ 180,000
     400,000       $ 144,000  $ 192,000  $ 240,000  $ 240,000  $ 240,000
     450,000       $ 162,000  $ 216,000  $ 270,000  $ 270,000  $ 270,000
     500,000       $ 180,000  $ 240,000  $ 300,000  $ 300,000  $ 300,000
------------------------------------------------------------------------
------------------------------------------------------------------------

(a) The benefits are payable pursuant to the Nordstrom Supplemental Executive Retirement Plan, which covers officers of the Company and its subsidiaries, including the named executive officers. The benefits are unfunded and limited to a maximum of 60% of the monthly average compensation (based solely on the yearly amounts set forth in the salary and bonus columns of the Summary Compensation

Table) less any monthly benefits payable under the Nordstrom Profit Sharing Retirement Plan. The normal retirement benefit provided by the Nordstrom Supplemental Executive Retirement Plan is 2.4% of the monthly average compensation for the three highest paying years of the last five years, multiplied by the number of years of service with the Company, up to a maximum of twenty-five years.
(b) The credited years of service to the Company for Raymond A. Johnson, John J. Whitacre, Jammie Baugh, Gail A. Cottle, John A. Goesling, and Jack F. Irving are 27, 20, 22, 27, 19 and 30, respectively.

COMPENSATION AND
STOCK OPTION
COMMITTEE
REPORT ON FISCAL YEAR
1996 EXECUTIVE
COMPENSATION
                      The Compensation and Stock Option Committee is comprised of five directors, and is responsible for setting compensation levels for the Chairman of the Board of Directors, the Co-Presidents and the Executive Vice Presidents of the Company. The Committee also consults with the Chairman and the Co-Presidents with respect to the compensation and benefits for other officers and with respect to the benefits for certain other employees of the Company.

                      COMPENSATION PHILOSOPHY

                      The Company bases different portions of its executive compensation program on differing measures of Company performance and Shareholder value. The Company believes that focusing on performance measures based solely on short-term changes in stock price or on performance measures based solely on Company data, such as sales increases or earnings per share, will not necessarily increase the long-term return to Shareholders. As a result, the Company's compensation program currently reflects the following themes:

                          - Compensation should play a critical role in
                            attracting and retaining executives whom the Company deems most able to further its goals.

                          - A material portion of compensation should be
                            meaningfully related to Company performance and value created for Shareholders.

                          - Medium and long-term Company performance and value
                            created for Shareholders should be measured by a mix of factors, including increases in Company stock price, sales increases, earnings per share and other performance related value drivers which will or should increase shareholder return.

                          - Since the Company has chosen a team to oversee the
                            operations of the Company, compensation
                            opportunities for the Co-Presidents, who manage specific areas of the Company's business, and the Chairman, who oversees the overall operations of the Company, should be based on the team's effort and performance of the Company as a whole.

                      The Company also considers Section 162(m) of the Internal Revenue Code, which limits to $1 million per year the compensation expense deduction the Company may take with respect to the executive officers named in the Summary Compensation Table. The Company is submitting its 1997 Stock Option Plan for Shareholder approval in part to comply with regulations promulgated under Section 162(m) to qualify that plan under the performance-based compensation exception to the expense deduction limit. Based on current levels of other compensation available to the executive officers named in the Summary Compensation Table, the Company believes there is no risk of exceeding the $1 million amount for any of those officers.

                      The Committee periodically reviews its compensation philosophy and overall compensation structure. In fiscal 1997, the Committee engaged two outside consultants to counsel the Committee regarding the possibility of aligning the Company's executive compensation structure with additional or different financial measurement criteria from those the Committee has traditionally used to determine executive compensation. The Committee will consider these recommendations during fiscal 1997 for possible use in future compensation decisions. The Committee is currently discussing with management how it perceives other shareholder value driver criteria which may be more closely tied to total shareholder return and how those criteria might be utilized in the compensation system.

                      PAY MIX AND MEASUREMENT

                      The Company's executive compensation program is based on three components, each of which furthers a differing objective, but all of which together are intended to serve the Company's overall compensation philosophy.

                      BASE SALARY. The Committee reviews the competitive median base salaries for competitors in the specialty retailing field, including companies listed in Standard & Poor's Retail Store Composite referenced in the Performance Graph on page 15. The executive structure of most of these companies does not lend itself readily to direct comparison with the Company and its practice of choosing a team to manage the business of the Company. With attendant shared responsibilities, the Company has chosen to set base salary levels for individuals in this team at levels which are generally not as high as that of its competitors with a single chief executive officer. Although the Company has informally labeled the Chairman as its chief executive officer to provide disclosure requiring that designation, the Co-Presidents share certain duties with the Chairman that would otherwise be included in the duties of a true chief executive officer.

                      Base salary increases or decreases are established on an annual basis and are based on the Committee's view of how the management team and the respective individuals contribute to the overall performance of the Company. Overall performance of the Company is measured by a number of factors including the Company's earnings, its performance in the real or perceived retail environment and competitive conditions, performance versus budget, growth in accounts receivable, improvement in gross margins and the Committee's assessment of management skills. None of these factors is given greater weight than any other factor. The Committee's review of salary information for competitors also enables it to observe what changes have occurred, if any, in competitors' base salaries.

                      ANNUAL BONUS INCENTIVES. This incentive is intended to reflect the Company's belief that management's contribution to medium and long-term Company performance comes, in part, from maximizing Company earnings per share, division sales, inventory turn and gross margins. Annual bonus incentives for the Chairman, the Co-Presidents and the Executive Vice President who acts as the Chief Financial Officer are based solely on specified earnings per share target amounts. Annual bonus incentives for the other Executive Vice Presidents are based on various combinations of earnings per share, division sales, inventory turn, gross margin and expense control targets. The amount of the respective bonuses is based on these targets which, in turn, relate to pre-established percentages of the respective base salaries. Under this plan, executive officers do not receive any bonus incentives until the applicable minimum specified performance target is achieved. Bonuses for fiscal year 1996 were paid only to those executive officers who were subject to division sales, inventory turn and gross margin targets. The performance targets have not been waived for purposes of these bonus incentives for any year covered by the Summary Compensation Table.

                      LONG-TERM INCENTIVES. STOCK OPTIONS. The Company has options outstanding under the 1987 Stock Option Plan, which expires in August 1997. The 1987 Stock Option Plan is administered by the Committee. The Committee proposed to the Board the 1997 Stock Option Plan and, if approved by the Shareholders, that Plan will also be administered by the Committee, four members of which are considered "outside" directors within the meaning of Section 162(m) of the Internal Revenue Code and "non-employee" directors under Rule 16b-3 of the Securities Exchange Act of 1934. The member of the Committee who is not considered an "outside" or "non-employee" director abstains from any action taken by the Committee with respect to options granted to those executive officers who may be named in the Summary Compensation Table.

                      The option incentive component of the total compensation package is intended to retain and motivate executives to increase total return to the Shareholders. Stock options have been granted at the fair market value of the Company's Common Stock and will only have value if the Company's stock price increases from the time of the award. Vesting of options occurs only during employment with the Company upon each anniversary of the award, with full vesting generally after the fourth year following an award. The number of stock options granted to the executive officers named in the Summary Compensation Table has been determined by the Committee pursuant to a formula used for all plan participants, without reference to the number of stock options granted previously. Pursuant to the formula, the number of option shares granted corresponds to the number of underlying

                      Company shares that would produce a value equal to 50% of the participant's yearly salary, assuming an annual 12% growth rate in the Company's Common Stock price over a five-year period. Stock options have been granted semiannually in May and November, with one half of the formula value of the option award granted each time. Since the formula is keyed to salary, the performance factors discussed in the Base Salary paragraph also would apply to this compensation component. The Committee reserves the right to change or eliminate the formula at any time.

                      RETIREMENT. The Nordstrom Profit Sharing Retirement Plan covers all regular employees of the Company and its subsidiaries, including the executive officers named in the Summary Compensation Table. The Board of Directors determines annually an amount to be contributed by the Company to the Retirement Plan. Allocation of the Company's contribution to each participant's account is pro rata, based on one unit of credit for each year of service and one unit of credit for each $100 of compensation. For purposes of this latter calculation, compensation is limited to $150,000 for calendar year 1996.

                      SAVINGS. Pursuant to the Nordstrom Employee Deferral Retirement Plan, employees may elect to have the Company pay from 1% to 10% of the employee's compensation, up to a maximum of $9,500 for calendar year 1996, to the Retirement Plan instead of paying that amount to the employee. The Company matches 50% of the employee's contribution up to 6% of the employee's compensation. Monies in the account are invested at the direction of the employee among one or more of six funds, one of which consists of Common Stock of the Company. Distributions are made at normal retirement or earlier termination of employment, and for terminal illness, disability or hardship.

                      The Nordstrom Supplemental Executive Retirement Plan provides retirement benefits to certain executives and key employees of the Company. This Plan is described in the note to the Pension Plan Table above.

COMPENSATION OF THE
CHIEF EXECUTIVE
OFFICER
                      The base salary for the chief executive officer is determined by the Committee and is based on overall Company performance. That performance is measured by a number of factors including the Company's earnings, real or perceived retail environment and competitive conditions, performance versus budget, growth in sales, improvement in gross margins and the Committee's assessment of management skills. None of these factors is given greater weight than any other factor. The base salaries of the Chairman and the former Co-Chairman were not changed in 1996, reflecting the absence of any improvement in the Company's financial performance over the previous year. The annual bonus incentives for the Chairman and former Co-Chairman were based solely on earnings per share targets as previously described. Those earnings per share targets were not met and the Chairman and the former Co-

                      Chairman did not receive any bonus for fiscal year 1996. The Chairman and the former Co-Chairman received stock options during fiscal year 1996 pursuant to the formula used for all Stock Option Plan participants as previously described.

                                           COMPENSATION AND STOCK OPTION
                                           COMMITTEE

                                           Elizabeth Crownhart Vaughan, Chair
                                           D. Wayne Gittinger
                                           Ann D. McLaughlin
                                           Alfred E. Osborne, Jr.
                                           William D. Ruckelshaus

STOCK PRICE
PERFORMANCE
                      PERFORMANCE GRAPH

                      The following graph compares for each of the last five fiscal years ending January 31 the cumulative total return of Company Common Stock, Standard & Poor's 500 Index and Standard & Poor's Retail Store Composite. The cumulative total return of Company Common Stock assumes $100 invested on January 31, 1992 in Nordstrom, Inc. Common Stock and assumes reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            STANDARD & POOR'S       S&P RETAIL       NORDSTROM, INC.
                     500 Index     Stores Composite      Common Stock
1992                       100                  100               100
1993                       111                  118               107
1994                       125                  111                96
1995                       125                  105               112
1996                       174                  111               111
1997                       219                  133               108

COMPENSATION OF
DIRECTORS
                      Employee directors of the Company are not paid any fees for serving as members of the Board or any Board committee. Non-employee directors are paid a yearly retainer of $15,000 and a fee of $1,000 for each Board meeting and $1,000 for each committee meeting attended, together with reasonable traveling expenses. Pursuant to the 1993 Non-Employee Director Stock Incentive Plan, immediately following each Annual Meeting of Shareholders non-employee directors also receive that number of shares of Company Common Stock having a fair market value of $10,000, plus a $4,000 cash award to offset tax obligations attributable to the stock award.

COMPENSATION
COMMITTEE INTERLOCKS
AND INSIDER
PARTICIPATION
                      None of the members of the Compensation and Stock Option Committee is or has been an officer or employee of the Company or any of its subsidiaries. D. Wayne Gittinger, a director of the Company and a member of the Compensation and Stock Option Committee, is a partner in the law firm of Lane Powell Spears Lubersky LLP, which rendered legal services to the Company during the past fiscal year.

PROPOSAL 2:
APPROVAL OF THE 1997
STOCK OPTION PLAN
                      The Company has granted stock options to its employees since 1977 under the 1977 and 1987 Stock Option Plans. The 1977 Stock Option Plan expired in August 1987 and the current plan expires in August 1997. If approved by Shareholders, the Nordstrom, Inc. 1997 Stock Option Plan (the "Plan") would enable the Company to continue its practice of granting stock options as one element of its compensation program. The following is a summary of the Plan, a complete copy of which has been filed with the Commission as an appendix to this proxy statement.

                      PURPOSE

                      The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company or any of its subsidiaries, and to promote the success of the Company's business.

                      SHARES SUBJECT TO PLAN

                      There are 5,000,000 shares of Common Stock authorized for nonqualified and incentive stock option grants and for grants of restricted shares of Common Stock under the Plan, which are subject to adjustment in the event of stock splits, stock dividends and other situations.

                      EMPLOYEE PARTICIPANTS

                      Participants in the Plan include any employee of the Company or any parent or subsidiary of the Company and are selected by the Compensation and Stock Option Committee, or a subcommittee thereof (the "Committee"). The Company estimates there are approximately 265 persons who would currently be eligible to participate in the Plan. The Plan provides that no participant may be granted in any year more than 50,000 shares of restricted stock, or options to purchase more than 50,000 shares of Common Stock, as adjusted as provided in the Plan.

                      ADMINISTRATION

                      The Committee shall either (i) consist solely of two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) cause any director who is not a non-employee director to abstain from any action by the Committee related to granting options to executive officers of the Company. The Board of Directors may also appoint one or more separate committees of the Board of Directors which may administer the Plan with respect to employees who are not executive officers of the Company.

                      The Board of Directors may amend or terminate the Plan as desired, without further action by the Company's shareholders, except to the extent required by applicable law.

                      TERMINATION

                      The Plan will continue in effect until all shares of stock available for grant have been acquired through exercise of options or otherwise, or for a term of ten (10) years from its effective date, whichever is earlier. The Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under restricted stock or options granted under the Plan and then in effect.

                      TERMS OF STOCK OPTIONS

                      The Committee may grant incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options. Options granted pursuant to the Plan need not be identical but each option is subject to certain terms and conditions of the Plan. The exercise price under each option is established by the Committee. The exercise price may be paid as determined by the Committee. Options granted expire within a period of not more than ten (10) years from the grant date. Options shall be exercisable in such manner and at such times as the Committee may determine. The Committee, may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any option previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

                      TERMS OF RESTRICTED STOCK

                      The Committee may grant shares of restricted Common Stock of the Company with such terms and conditions as may be determined by the Committee. Grants of shares of restricted stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but shall be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. Each certificate representing shares of restricted stock shall bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant.

                      FEDERAL INCOME TAX CONSEQUENCES

                      The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock.

                      Incentive stock options and non-qualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Non-qualified stock options need not comply with such requirements.

                      An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the

                      Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

                      An optionee is not taxed on the grant of an non-qualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

                      A grantee of shares of restricted stock recognizes ordinary income on the date of receipt equal to the value of such shares (less any consideration paid by the grantee) unless the shares of stock are subject to a substantial risk of forfeiture. If the shares of stock are subject to a substantial risk of forfeiture, absent an election by the grantee to be taxed on the date of grant, then the grantee will recognize ordinary income when the risk of forfeiture lapses. The Company is entitled to an income tax deduction in the year the grantee recognizes income equal to the amount of income recognized by grantee.

                      PLAN BENEFITS

                      The Committee has full discretion to determine the number and amount of options to be granted to employees under the Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the Plan are not presently determinable. Details on stock options granted during the last three years to certain executive officers are presented in the Summary Compensation Table.

                      REQUIRED APPROVAL

                      The Plan will be approved if the votes cast in favor of the Plan exceed the votes cast against it. Abstention from voting or nonvoting by brokers will have no effect since such actions do not represent votes cast by shareholders. Unless marked to the contrary, proxies received will be voted for approval of the Plan.

                      The Board of Directors recommends a vote for the approval of the Plan.

PROPOSAL 3:
RATIFICATION OF
APPOINTMENT OF
AUDITORS
                      The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the independent public accounting firm of Deloitte & Touche LLP to be the Company's auditors for fiscal year 1997. As in the past, the Board has determined that it would be desirable to request ratification of its appointment by the Shareholders of the Company. If the Shareholders do not ratify the appointment of Deloitte & Touche LLP, the appointment of independent public accountants will be reconsidered by the Board. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                      The Board of Directors recommends ratification of Deloitte & Touche LLP as auditors for the Company.

SOLICITATION OF
PROXIES
                      All expenses of proxy solicitation will be paid by the Company. Solicitation of proxies will be made primarily by mail, but proxies may also be solicited personally, by telephone and by telegraph and by regular officers and employees of the Company who will receive no additional compensation for their services. Brokers or other persons holding shares in their names or in the names of nominees will be reimbursed their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition, the Company has retained Corporate Investor Communications, Inc. to aid in the Company's solicitation for an estimated fee of $6,000 plus out-of-pocket expenses.

COMPLIANCE WITH
SECTION 16(A) OF
THE EXCHANGE ACT
OF 1934
                      Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the related regulations, the Company believes that during fiscal year 1996 all filing requirements applicable to its directors, executive officers and 10 percent shareholders were satisfied.

OTHER MATTERS
                      The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

SHAREHOLDER
PROPOSALS FOR 1998
ANNUAL MEETING
                      Proposals for Shareholder action which eligible Shareholders wish to have included in the Company's Proxy Statement mailed to Shareholders in connection with the Company's 1998 Annual Meeting must be received by the Company at its principal executive offices on or before December 1, 1997.

                      By Order of the Board of Directors,

                      [KAREN E. PURPUR SIGNATURE]
                      Karen E. Purpur
                      Secretary

                      Seattle, Washington
                      March 31, 1997

                                     [LOGO]

                                [RECYCLED LOGO]
                           Printed on Recycled Paper

                                                                  Appendix

                                   NORDSTROM, INC.
                                1997 STOCK OPTION PLAN


    1. Purposes of the Plan. The purposes of this 1997 Nordstrom Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility with Nordstrom, Inc. (the "Company"), to provide additional incentive in the form of stock options or shares of restricted Common Stock of the Company (the "Benefits") to employees of the Company or any parent or subsidiary of the Company which now exists or hereafter is organized or acquired by or acquires the Company, and to promote the success of the business.

    2. Eligibility. Any employee of the Company or any parent or subsidiary of the Company may receive Benefits under the Plan.

    3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or a subcommittee thereof (the "Committee"). The Committee shall either (i) consist solely of two or more non-employee directors of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or (ii) cause any director who is not a non-employee director to abstain from any action by the Committee related to granting Benefits to executive officers of the Company. The Board of Directors may also appoint one or more separate committees of the Board of Directors who may administer the Plan with respect to employees who are not executive officers of the Company.

    4. Effective Date and Termination of Plan. Subject to shareholder approval, the effective date of the Plan is May 20, 1997. The Plan shall terminate when all shares of stock subject to Benefits granted under the Plan shall have been acquired or on May 19, 2007, whichever is earlier, or at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under Benefits granted under the Plan and then in effect.

    5. Shares Subject to the Plan. The stock subject to Benefits authorized to be granted under the Plan shall consist of 5,000,000 shares of the Company's common stock, no par value, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in
Section 8. All or any shares of stock subject to Benefits which for any reason terminate may again be made subject to Benefits under the Plan.

    6. Grant, Terms and Conditions of Options. Incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended and non-qualified stock options may be granted by the Committee at any time and from time to time prior to the termination of the Plan to those employees of the Company or any parent or subsidiary of the Company who, in the Committee's judgment, are largely responsible through their judgment, interest, ability and special efforts for the successful conduct of the Company's operations. However, no participant shall be granted options in any year to purchase more than 50,000 shares of the Company's common stock as adjusted as provided in Section 8.

         No participant shall have any rights as a shareholder of the Company with respect to any shares of stock underlying any option granted hereunder until those shares have been issued. Each option shall be evidenced by a written stock option agreement which will expressly identify the option as an incentive stock option or as a non-qualified stock option. Furthermore, the grant of an incentive option pursuant to the Plan shall in no way be construed as an alternative to the right of an optionee to purchase stock pursuant to any present or future grant of a non-qualified option under any of the Company's current or future stock option plans. Options granted pursuant to the Plan need not be identical but each option is subject to the terms of the Plan and is subject to the following terms and conditions:

         6.1 Price. The exercise price of each option granted under the Plan shall be established by the Committee. The exercise price may be paid as determined by the Committee.

         6.2 Duration and Exercise or Termination of Option. Each option granted under the Plan shall be exercisable in such manner and at such times as the Committee shall determine. Each option granted must expire within a period of ten (10) years from the grant date.

         6.3 Transferability of Options. Each option shall be transferable only by will or the laws of descent and distribution except and unless the option provides for additional rights to transfer.

         6.4 Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. No option, however, nor anything contained in the Plan shall confer upon any participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate his or her employment or service at any time.

    7. Grant, Terms and Conditions of Restricted Stock. The Committee may grant shares of restricted common stock of the Company with such terms and conditions as may be determined in the sole discretion of the Committee. Grants of shares of restricted stock shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Shares of restricted stock shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. Each certificate representing shares of restricted stock shall bear a legend referring to the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied and the legend has been removed. At the discretion of the Committee, the grantee may or may not be entitled to full voting and dividend rights with respect to all shares of restricted stock from the date of grant. No participant shall be granted more than 50,000 shares of restricted stock of the Company in any year, as adjusted as provided in Section 8.

    8. Adjustment Upon Changes in Capitalization/Change in Control. The number and kind of shares of Company stock subject to Benefits under the Plan shall be appropriately adjusted along with a corresponding adjustment in the option exercise price, if applicable, to reflect any stock dividend, stock split, split-up or any combination or exchange of shares, however accomplished. An appropriate adjustment shall also be made with respect to the aggregate number and kind of shares available for grant under the Plan. If the Company or the shareholders of the Company enter into an agreement to dispose of all or substantially all of the assets or shares by means of a sale, a reorganization, a liquidation, or otherwise, all options shall become immediately exercisable with respect to the full number of shares subject to those options and all restrictions on any shares of restricted stock granted under the Plan shall be immediately removed.

    9. Withholding. To the extent required by applicable federal, state, local or foreign law, a participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise pursuant to Benefits granted under the Plan. The Company shall not be required to issue shares until such obligations are satisfied. The Committee may (but shall not be required to) permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to the participant or by delivering shares previously owned by the participant.

    10. Amendment and Termination. The Board of Directors may amend or terminate the Plan as desired, without further action by the Company's shareholders, except to the extent required by applicable law.

--------------------------------------------------------------------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                NORDSTROM, INC.
                   1501 FIFTH AVENUE, SEATTLE, WA 98101-1603

   By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and
Karen E. Purpur, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 20, 1997 in Seattle, Washington, at 11:00 a.m., Pacific Daylight Time, and any adjournment thereof, with all power the Shareholder would possess if personally present.

   This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1, 2 and 3 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment thereof.



--------------------------------------------------------------------------------
              Please Mark, Date, Sign and Return this proxy card
              promptly using the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          FOLD AND DETACH HERE

--------------------------------------------------------------------------------



DIRECT DEPOSIT OF DIVIDEND



Nordstrom is pleased to offer its shareholders of record the ability to have quarterly dividends electronically deposited. This service is provided at no cost to you and enables you to have your dividends deposited on the date payable in an account at the financial institution of your choice.


The advantages of having your dividend payment electronically deposited include: the availability of funds on the date payable, the elimination of a trip to the bank and no possibility of a stolen or lost check.


Should you wish to take advantage of this service, please contact ChaseMellon Shareholder Services at 1-800-522-6645 or Nordstrom Investor Relations at 1-206-233-6301.






NORDSTROM

--------------------------------------------------------------------------------

                                                                                                            Please mark
                                                                                                            your votes as    /X/
                                                                                                            indicated in
                                                                                                            this example


                                           FOR all nominees
PROPOSAL 1-ELECTION OF DIRECTORS       (except as indicated to      WITHHOLD AUTHORITY
                                          the contrary below)    to vote for all nominees                    FOR  AGAINST  ABSTAIN
P. M. Condit, D. W. Gittinger,                 /      /                  /      /           PROPOSAL 2-
E. Hernandez, Jr., C. A. Lynch,                                                             APPROVAL OF     /   /  /   /    /   /
A. D. McLaughlin, J. A. McMillan,                                                           THE 1997 NORDSTROM
B. A. Nordstrom, J. N. Nordstrom,                                                           STOCK OPTION
A. E. Osborne, Jr.,                                                                         PLAN
W. D. Ruckelshaus, E. C. Vaughan,                                                                             FOR  AGAINST  ABSTAIN
J. J. Whitacre                                                                              PROPOSAL 3-
                                                                                            RATIFICATION    /   /  /   /    /   /
To withhold authority to vote for                                                           OF APPOINTMENT
any individual nominee, write that                                                          OF AUDITORS
nominee's name on the space provided
below.                                                                                        IN THEIR DISCRETION, THE PROXIES ARE
                                                                                              AUTHORIZED TO VOTE UPON SUCH OTHER
------------------------------------                                                          MATTERS AS MAY PROPERLY COME BEFORE
                                                                                              THE MEETING.  The Board of Directors
                                                                                              at present knows of no other matters
                                                                                              to be brought before the meeting.


     Signature(s)                                         Dated            1997
                 --------------------------------------        -----------
     PLEASE SIGN AS NAME APPEARS ON THIS PROXY. Joint signers should each sign. Trustees, Guardians, Personal and other Representatives, please indicate full title.


--------------------------------------------------------------------------------

                               FOLD AND DETACH HERE

--------------------------------------------------------------------------------


BE ON THE LOOKOUT FOR A NEW NORDSTROM NEAR YOU

OPENING SPRING OF 1997            OPENING SPRING OF 1998        OPENING FALL 1999*

Costa Mesa, California            Atlanta, Georgia              Providence, Rhode Island
Metro Point (Rack)                Perimeter Mall                Providence Place

San Diego, California
Mission Valley (Rack)             Overland Park, Kansas         Mission Viejo, California
                                  Oak Park Mall                 Mission Viejo Shopping Center
Bellevue, Washington
Factoria Mall (Rack)              OPENING FALL OF 1998          Hurst, Texas
                                                                North East Mall
                                  Seattle, Washington
OPENING FALL OF 1997              Downtown Seattle
Long Island, New York                                           OPENING FALL 2000*
Roosevelt Field                   San Diego, California
                                  Fashion Valley (expansion)    Honolulu, Hawaii
West Hartford, Connecticut                                      Ala Moana Shopping Center
Westfarms Mall                    Scottsdale, Arizona
                                  Scottsdale Fashion Square     Columbia, Maryland
Beachwood, Ohio                                                 Columbia Mall
Beachwood Place
                                  OPENING SPRING OF 1999*       *tentative
Long Island, New York
The Mall at The Source (Rack)     Norfolk, Virginia
                                  MacArthur Center
Beverly Hills, California
Faconnable Boutique               Spokane, Washington
                                  Downtown Spokane


NORDSTROM

--------------------------------------------------------------------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               NORDSTROM, INC.
                   1501 FIFTH AVENUE, SEATTLE, WA 98101-1603

    By signing this Proxy, the Shareholder appoints D. Wayne Gittinger and Karen E. Purpur, or either of them, with full power of substitution, proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 20, 1997 in Seattle, Washington, at 11:00 a.m., Pacific Daylight Time, and any adjournment thereof, with all power the Shareholder would possess if personally present.

     This Proxy will be voted in accordance with the instructions given. Unless revoked or otherwise instructed, the shares represented by this Proxy will be voted for proposals 1, 2 and 3 and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the meeting or any adjournment thereof.

Please Mark, Date, Sign and Return this proxy card promptly using the enclosed postage-paid envelope.

--------------------------------------------------------------------------------
                          -  FOLD AND DETACH HERE  -


Dear Plan Participant:

Since you have a portion of your Nordstrom P.S. PLUS 401(k) account in the Nordstrom Stock Fund, you have the right to vote the shares of Nordstrom stock held for your account. This same proxy and voting information is furnished to all Nordstrom shareholders.

The Trustee of the Nordstrom Stock Fund (Wells Fargo Bank) will receive your signed proxy and instructions, along with those made by other participants, and cast the resulting vote on behalf of the Fund as a whole to the Company. YOUR VOTE WILL BE KEPT IN STRICT CONFIDENCE BY THE TRUSTEE.

YOUR VOTE IS VERY IMPORTANT. Please return only this proxy card in the enclosed envelope. Do not combine it with any other proxy cards you may receive as they may be tabulated by a different system. You must execute and return this proxy card if you wish to vote these shares.

NORDSTROM

                     PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE    /X/

PROPOSAL 1-ELECTION OF DIRECTORS    FOR ALL NOMINEES
                                 (except as indicated to   WITHHOLD AUTHORITY to
                                   the contrary below)     vote for all nominees
P. M. Condit, D. W. Gittinger,            / /                       / /
E. Hernandez, Jr., C. A. Lynch,
A. D. McLaughlin, J. A. McMillan,
B. A. Nordstrom, J. N. Nordstrom,
A. E. Osborne, Jr., W. D.
Ruckelshaus, E. C. Vaughan,
J. J. Whitacre

To withhold authority to vote for
any individual nominee, write that
nominee's name on the space
provided below.

---------------------------------

                                              FOR        AGAINST       ABSTAIN
PROPOSAL 2-APPROVAL OF THE 1997               / /          / /           / /
NORDSTROM STOCK OPTION PLAN

                                              FOR        AGAINST       ABSTAIN
PROPOSAL 3-RATIFICATION OF                    / /          / /           / /
APPOINTMENT OF AUDITORS

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. The Board of Directors at present knows of no other matters to be brought before the meeting.



Signature(s)___________________________________________ Dated ____________, 1997

PLEASE SIGN AS NAME APPEARS ON THIS PROXY. JOINT SIGNERS SHOULD EACH SIGN. TRUSTEES, GUARDIANS, PERSONAL AND OTHER REPRESENTATIVES, PLEASE INDICATE FULL TITLE.
--------------------------------------------------------------------------------
                          -  FOLD AND DETACH HERE  -

BE ON THE LOOKOUT FOR A NEW NORDSTROM NEAR YOU

OPENING SPRING OF 1997

Costa Mesa, California
Metro Point (Rack)

San Diego, California
Mission Valley (Rack)

Bellevue, Washington
Factoria Mall (Rack)

OPENING FALL OF 1997

Long Island, New York
Roosevelt Field

West Hartford, Connecticut
Westfarms Mall

Beachwood, Ohio
Beachwood Place

Long Island, New York
The Mall at The Source (Rack)

Beverly Hills, California
Faconnable Boutique

OPENING SPRING OF 1998

Atlanta, Georgia
Perimeter Mall

Overland Park, Kansas
Oak Park Mall

OPENING FALL OF 1998

Seattle, Washington
Downtown Seattle

San Diego, California
Fashion Valley (expansion)

Scottsdale, Arizona
Scottsdale Fashion Square

OPENING SPRING OF 1999*

Norfolk, Virginia
MacArthur Center

Spokane, Washington
Downtown Spokane

OPENING FALL 1999*

Providence, Rhode Island
Providence Place

Mission Viejo, California
Mission Viejo Shopping Center

Hurst, Texas
North East Mall

OPENING FALL 2000*

Honolulu, Hawaii
Ala Moana Shopping Center

Columbia, Maryland
Columbia Mall

*tentative

NORDSTROM